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                                                                     Exhibit 5.1


                             ON2 TECHNOLOGIES, INC.

                     PREFERRED STOCK SUBSCRIPTION AGREEMENT

         THIS PREFERRED STOCK SUBSCRIPTION AGREEMENT (this "AGREEMENT") is entered into as of August 10, 2001, by and among On2 Technologies, Inc., a Delaware corporation (the "COMPANY"), and The Travelers Insurance Company, a Connecticut corporation ("TRAVELERS, INVESTOR").

         WHEREAS, concurrently herewith, and with a Designation of Powers which has been filed accordingly, the parties hereto are entering into an Investor Rights Agreement (the "INVESTOR RIGHTS AGREEMENT"), substantially in the form of EXHIBIT A hereto, Preferences and Rights of Series C-VI Preferred Stock substantially in the form of Exhibit C hereto,

         WHEREAS, the parties entered into a Unit Purchase Agreement, dated as of July 18, 2001 (the "July Purchase Agreement") and an Investor Rights Agreement, dated as of July 18, 2001 (the "July Investor Rights Agreement");

         WHEREAS, pursuant to the July Purchase Agreement, Travelers invested $2 million and received 3,571,429 units (the "Units"), each of which consists of
(i) one share of common stock, par value $0.01 per share of the Company, and
(ii) one warrant to purchase 1.5 shares of common stock of the Company at an exercise price of $0.56 per unit; and

         WHEREAS, the parties desire to amend the July Purchase Agreement, whereby the proceeds paid to the Company in respect of the July Purchase Agreement are hereby applied to the purchase of the Preferred Shares and the Warrants pursuant to this Agreement, and the Units are delivered to the Company and cancelled. The remainder of the July Purchase Agreement is replaced by the terms of this Agreement, and in the event of any conflict of terms this Agreement shall prevail;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants set forth in this Agreement, the parties to this Agreement agree as follows:

         1. PURCHASE AND SALE OF PREFERRED SHARES.

               (a) The Company has duly authorized for sale, issue and delivery to the Investor an aggregate of 3,571,429 shares of its Series C-VI Preferred Stock, no par value (the "PREFERRED SHARES"), having the rights, preferences and limitations set forth in the Designation of Powers, Preferences and Rights of Series C-VI Preferred Stock (the "CERTIFICATE OF DESIGNATIONS") attached as EXHIBIT C and convertible as provided therein into shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"), and has further authorized for sale, issue and delivery to the Investor warrants (the "WARRANTS") to acquire 5,357,143 shares of Common Stock during the period


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ending three years after the date of issuance thereof. The form of the Warrants is attached to this Agreement as EXHIBIT B.

               (b) Subject to the terms of this Agreement, Travelers agrees to the exchange of the proceeds paid via the Purchase Agreement to apply to the purchase of the Preferred Shares and the Warrants as described herein, and the Company agrees to apply the proceeds received to the purchase of the Preferred Shares and the Warrants. The parties further agree that upon such exchange and purchase the Units shall be retired and cancelled.

               (c) The purchase and sale of the Preferred Shares shall take place concurrently with the execution of this Agreement (the "CLOSING"). At the Closing, the Company shall deliver to the Investor (i) an executed counterpart to this Agreement and the Investor Rights Agreement and (ii) a share certificate that represents the number of Preferred Shares being purchased by the Investor and warrant certificates that represent the Warrants being purchased by the Investor, in all cases against delivery to the Company by the Investor of (i) an executed counterpart to this Agreement and the Investor Rights Agreement and
(ii) the aggregate purchase price of the Preferred Shares being purchased by such Investor, as set forth in Section 1(b) hereof, by bank wire transfer of immediately available funds to an account designated in writing by the Company.

         2. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company as follows:

               (a) The Investor is acquiring the Preferred Shares and the Warrants (collectively, the "SECURITIES") for the Investor's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any such person or to any third person, with respect to the Securities.

               (b) The Investor understands that (i) the Securities have not been registered under either the Securities Act or the securities laws of any state of the United States by reason of specific exemptions therefrom, (ii) the Securities must be held by the Investor indefinitely, and, therefore, the Investor must bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and the securities laws of any applicable state or is exempt from such registrations;
(iii) each certificate that represents the Securities will be endorsed with legends as required by the Investor Rights Agreement; and (iv) the Company will instruct any transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied.

               (c) The Investor has been furnished with such materials and has been given access to such information relating to the Company as the Investor or the Investor's



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qualified representative has requested. The Investor has been afforded the opportunity to ask questions regarding the Company and the Securities as such Investor has found necessary to make an informed investment decision. The Investor has been solely responsible for its own due diligence investigation of the Company and its business, for its own analysis of the merits and risks of its investment made pursuant to this Agreement and for its own analysis of the terms of its investment.

               (d) The Investor is in a financial position to hold the Securities and is able to bear the economic risk and withstand a complete loss of the Investor's investment in the Securities. The Investor recognizes that the Securities involve a high degree of risk. The Investor understands and acknowledges that there can be no assurance that the Company will be able to meet its projected goals and that the Company will need significant additional capital to be successful, which capital may not be available readily.

               (e) The Investor acknowledges hereby that the Investor has been advised to obtain and has obtained, to the extent the Investor deems necessary, professional (including legal) advice with respect to the risks inherent in the investment in the Securities, the condition of the Company, the suitability of the investment in the Securities in light of Investor's condition and investment needs, and the terms and conditions of this Agreement and documents relating to the investment in the Securities. The Investor is a sophisticated investor, is able to fend for itself in the transaction contemplated by this Agreement, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

               (f) The investment in the Securities is suitable for the Investor based upon the Investor's investment objectives and financial needs, and the Investor has adequate net worth and means for providing for its current financial needs and contingencies and has no need for liquidity of the investment with respect to the Securities. The Investor's overall commitments to investments that are illiquid or not readily marketable are not disproportionate to the Investor's net worth, and investment in the Securities will not cause such overall commitment to become excessive.

               (g) For purposes of the application of state securities laws, the Investor represents that the Investor is a bona fide resident of, and is domiciled in, the state or other jurisdiction set forth in such Investor's address on the signature pages hereto.

               (h) (i) The Investor has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Investor Rights Agreement, pursuant to their respective terms,
(ii) the execution and delivery of this Agreement and the Investor Rights Agreement by the Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Investor or its Board of Directors or stockholders is required, and (iii) each of this Agreement and the Investor Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except, in each case, as such enforceability may be limited



                                       3
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by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor as follows:

               (a) ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have any adverse effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Investor Rights Agreement (hereinafter, a "MATERIAL ADVERSE EFFECT").

               (b) AUTHORIZATION, ENFORCEMENT. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Investor Rights Agreement, pursuant to their respective terms, (ii) the execution and delivery of this Agreement and the Investor Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) each of this Agreement and the Investor Rights Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Securities.

               (c) CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock of which approximately 33,561,000 shares are issued and outstanding and 20,000,000 shares of preferred stock, par value $0.01 per share, of which 400,000 shares of Series A Preferred Stock are issued and outstanding, 34,100 shares of Series B Preferred Stock are issued and outstanding, 1,644,304 shares of Series C Preferred Stock are issued and outstanding, 924,527 shares of Series C-II Preferred Stock are issued and outstanding and 2,049,839 shares of Series C-III Preferred Stock are issued and outstanding. All of the outstanding shares of the Company's



                                       4
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Common Stock have been duly and validly authorized and are fully paid and non-assessable, except as set forth in the SEC Documents. Except as set forth in this Agreement and the Investor Rights Agreement and as set forth in the SEC Documents, no shares of Common Stock are entitled to preemptive rights or Investor Rights and there are no outstanding options, warrant, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the SEC Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect on the Company's financial condition or operating results. The Company has made available to the Investor true and correct copies of the Company's articles or certificate of incorporation as in effect on the date hereof (the "CHARTER"), and the Company's bylaws as in effect on the date hereof (the "BYLAWS"). The Company has not received any notice from the AMEX questioning or threatening the continued inclusion of the Common Stock on such market.

               (d) ISSUANCE OF PREFERRED SERIES C-VI STOCK. The Preferred Series C-VI Stock to be issued under this Agreement has been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Preferred Series C-VI Stock issued hereunder shall be validly issued and outstanding, fully paid and non-assessable, and the Investor shall be entitled to all rights accorded to a holder of Preferred Series C-VI Stock. When issued upon due conversion of the Preferred Shares in accordance with the Certificate of Designations, the Underlying Common Stock that underlies the Preferred Shares will be validly authorized and, when issued upon the conversion of the Preferred Shares, will be fully paid and nonassessable. When issued upon due exercise of the Warrants and upon payment of the exercise price thereunder as required by the Warrants, the Underlying Common Stock that underlies the Warrants will be validly authorized, duly issued and fully paid and nonassessable shares of the Company. To the Company's knowledge, all outstanding shares of capital stock of the Company have been issued in compliance with all applicable federal and state securities laws.

               (e) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage,



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deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, or local statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, the business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Securities in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the SEC or state securities administrators subsequent to the Closing and any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

               (f) SEC DOCUMENTS, FINANCIAL STATEMENTS. Certain of the Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act, and, except as disclosed in the SEC Documents, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC DOCUMENTS"). The Company has delivered or made available to the Investor true and complete copies of the SEC Documents filed with the SEC since June 16, 1999. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements under the United States Generally Accepted Accounting Principles, as those conventions, rules and procedures are determined by the Financial Accounting Standards Board ("GAAP"), and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto



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or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               (g) SUBSIDIARIES. The SEC Documents set forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of the Company's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

               (h) NO MATERIAL ADVERSE EFFECT. Since the date of the financial statement contained in the most recently filed Form 10-Q or Form 10-K, whichever is most current, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

               (i) NO UNDISCLOSED LIABILITIES. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

               (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since the date of the financial statement contained in the most recently filed Form 10-Q or Form 10-K, whichever is most current, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the



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date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

               (k) INDEBTEDNESS. The SEC Documents reflect all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "INDEBTEDNESS" shall mean (A) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (B) all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and
(C) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in material default with respect to any Indebtedness.

               (l) TITLE TO ASSETS. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the SEC Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or such that do not cause a Material Adverse Effect. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

               (m) ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents, there is no material action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

               (n) COMPLIANCE WITH LAW. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (o) TAXES. The Company and each subsidiary has filed all material Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable laws; the Company has paid all material Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and has

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withheld and paid over to the appropriate taxing authorities all material Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1999, the charges, accruals and reserves for material Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

               No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. To the knowledge of the Company, there are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

         The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

         For purposes of this Section 3(o):

         "IRS" means the United States Internal Revenue Service.

         "TAX" or "TAXES" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind

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whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

         "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

               (p) CERTAIN FEES. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

               (q) DISCLOSURE. To the best of the Company's knowledge, neither this Agreement or the schedules hereto nor any other documents, certificates or instruments furnished to the Investor by or on behalf of the Company or any subsidiary by an authorized officer of the Company or such subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

               (r) OPERATION OF BUSINESS. The Company and each of the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the SEC Documents, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict to the knowledge of the Company with the rights of others.

               (s) INSURANCE. Except as disclosed in the SEC Documents, the Company carries or will have the benefit of insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

               (t) BOOKS AND RECORDS. To the knowledge of the Company, the records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary.

               (u) MATERIAL AGREEMENTS. Except as set forth in the SEC Documents, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 or other applicable form (collectively, "MATERIAL AGREEMENTS") if the Company or any subsidiary were registering securities under the Securities Act. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. Except as set forth in the SEC Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the

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Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Common Stock.

               (v) TRANSACTIONS WITH AFFILIATES. Except as set forth in the SEC Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $250,000 between (A) the Company, any subsidiaries or, to the Company's knowledge, any of their respective material customers or suppliers on the one hand, and (B) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or, to the Company's knowledge, any person owning 5% or more of the capital stock of the Company or any subsidiary or, to the Company's knowledge, any member of the immediate family of such officer, employee, consultant, director, stockholder or, to the Company's knowledge, any corporation or other entity controlled by any such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

               (w) EMPLOYEES. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the SEC Documents. Except as set forth in the SEC Documents, neither the Company nor any subsidiary is in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since the date of the December 31, 1999 Form 10-KSB, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

               (x) ABSENCE OF CERTAIN DEVELOPMENTS. Except as provided in SEC Documents, since the date of the financial statement contained in the most recently filed Form 10-QSB or Form 10-KSB, whichever is most current, neither the Company nor any subsidiary has:

                      (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                      (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

                      (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                      (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                      (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                      (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Investor or its representatives;

                      (vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                      (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                      (ix) made capital expenditures or commitments therefor that aggregate in excess of $500,000;

                      (x) entered into any other material transaction, whether or not in the ordinary course of business;

                      (xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                      (xii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

                      (xiii) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries.

         4. INDEMNITY. For a period of one year from the Closing, the Company agrees to indemnify and hold harmless the Investor and each of its respective directors, officers, affiliates, agents, successors and assigns ("INVESTOR INDEMNIFIED PARTIES") from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Investor Indemnified Parties as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. For a period of one year from the Closing, the Investor agrees to indemnify and hold harmless the

Company and its directors, officers, affiliates, agents, successors and assigns ("COMPANY INDEMNIFIED PARTIES") from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company Indemnified Parties as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Investor herein.

         5. INDEMNIFICATION PROCEDURE. Promptly after receipt by an indemnified party under this Article VI of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article VI, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article VI for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party and be approved by the indemnifying party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this section and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within ten (10)

Trading Days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

         6. MISCELLANEOUS.

               (a) FEES AND EXPENSES. Each party shall pay all of its own fees and expenses related to the transactions contemplated by this Agreement.

               (b) SPECIFIC ENFORCEMENT. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

               (c) ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Investor Rights Agreement, contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor make any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

               (d) NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (i) upon hand delivery or facsimile at the address or number designated on the signature pages hereof (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth on the signature pages hereof. Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto in accordance herewith.

               (e) WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

               (f) HEADINGS. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

               (g) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

               (h) GOVERNING LAW/ARBITRATION.This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. The Company and the Investor agrees to submit itself to the IN PERSONAM jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "BOARD OF ARBITRATION") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorney's fees, from the non-prevailing party.

               (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

               (j) PUBLICITY. The Company and the Investor may agree upon a press release to be issued by the Company immediately upon execution of this Agreement describing this Agreement and the transactions contemplated hereby. Thereafter, either party may make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, however, that prior to issuing any such press release, making any such public statement or announcement, such party must obtain the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

               (k) SEVERABILITY. The provisions of this Agreement are severable and, in the event that The Board of Arbitration or any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

               (l) FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                           [Signature Page Follows]

      This Preferred Stock Subscription Agreement has been executed as of the date and year first written above.

                                   ON2 TECHNOLOGIES, INC.


                                   By:
                                       --------------------------------------
                                   Name:
                                   Title:
                                   Address:   145 Hudson Street
                                              New York, NY  10013
                                              Telephone: (917) 237-0500
                                              Facsimile: (917) 237-1544
                                              Attention: Chief Financial
                                              Officer with a copy to
                                              General Counsel

                                   INVESTOR:

                                   THE TRAVELERS INSURANCE
                                   COMPANY

                                   By:
                                       --------------------------------------
                                   Name:
                                   Title:
                                   Address:   One Tower Square, 10PB
                                              Hartford, CT  06183
                                   Attention: Heidi Rajala

                                   Copy to:

                                           Citigroup Investments Inc.
                                           399 Park Avenue, 14th Floor
                                           New York, NY 10022
                                           Attention:  Dirk Hall

                                    EXHIBIT A
                                    ---------
                        FORM OF INVESTOR RIGHTS AGREEMENT

                                    EXHIBIT B
                                    ---------
                                 FORM OF WARRANT

THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE RESTRICTED BY THE INVESTOR RIGHTS AGREEMENT (THE "INVESTOR RIGHTS AGREEMENT"), DATED AUGUST 10, 2001. A COPY OF THE INVESTOR RIGHTS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE COMPANY.

                             ON2 TECHNOLOGIES, INC.

              WARRANT TO PURCHASE 5,357,143 SHARES OF COMMON STOCK,
                            PAR VALUE $0.01 PER SHARE

W-_____                                                          August 10, 2001


THIS CERTIFIES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, The Travelers Insurance Company, a Connecticut corporation (the "Holder"), is entitled to subscribe for and purchase from On2 Technologies, Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time, during the period commencing six months after the date set forth above and expiring at 5:00 p.m. (New York City time) on August 10, 2005 (the "Expiration Date"), Five Million Three Hundred Fifty Seven One Hundred Forty Three (5,357,143) shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at an exercise price (the "Exercise Price") per share equal to $0.56. As used herein, the term this "Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. As used herein, the term "Holder" shall include any transferee to whom this Warrant has been transferred in accordance with the terms hereof. The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth in Section 6.

1. Other than in the event of (i) a liquidation, dissolution or winding up of the Company, (ii) a Liquidating Transaction (as defined in the terms of the Company's Series C-VI Preferred Stock) or (iii) a change of control of the Company (any such event, an "Early Exercise Event'), this Warrant may not be exercised prior to February 11, 2002. Commencing on the earlier of February 11, 2002 or an Early Exercise Event, this Warrant may be exercised until 5:00 p.m. (New York City time) on the Expiration Date, as to the whole or any lesser number of whole Warrant Shares, by transmission by telecopy of the Election to Exercise, followed within three (3) business days by the surrender of this Warrant (with the Election to Exercise attached hereto duly executed) to the Company at its office at 145 Hudson Street, New York, New York 10013, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price").

2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. Within five (5) business days after each such exercise of this Warrant and receipt by the Company of this Warrant, the Election to Exercise and the Aggregate Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge of the general counsel of the Company that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the request of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

4. The Company, until the expiration or termination of this Warrant, shall reserve and keep available out of its authorized and unissued common stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of common stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

5. The issuance of any Warrant, Warrant Shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares or other securities, except as otherwise required by law, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. Notwithstanding anything contained herein, all applicable transfer taxes shall be borne by the Holder.

6. The number of Warrant Shares and the Exercise Price shall be subject to adjustment from time to time as provided in this Section.

6.1 If during the period commencing August 10, 2001, and ending on the earlier of the date on which this Warrant has been exercised in full or prior to the Expiration Date, the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the number of Warrant Shares shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of

Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution, and the numerator shall be the sum of
(a) such number of shares and (b) the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the date following such distribution.

6.2 If prior to the Expiration Date, the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of Warrant Shares at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately increased, and, conversely, if outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of Warrant Shares at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

6.3 The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter, and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, within the meaning of Section 6.1.

7. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

8. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

9. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the rules governing the conflicts of laws.

10. NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                  145 Hudson Street
                                    New York, New York 10013
                                    Attn: Chief Financial Officer
                                    With a copy to:  General Counsel
                                    Tel: (917) 237-0500
                                    Fax: (917) 237-1544

If to Holder:                       Citigroup Investments Inc.
                                    399 Park Avenue, 14th Floor
                                    New York, NY  10022
                                    Attention: Dirk Hall

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

11. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Warrant, or a breach of this Warrant.

         IN WITNESS WHEREOF, the undersigned has caused this Warrant to be duly executed by its officers thereunto duly authorized as of the date and year set forth below.

Dated:  August 10, 2001

ON2 TECHNOLOGIES, INC.


By:
   ---------------------------------
Name:
Title:

                               FORM OF ASSIGNMENT

 (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, par value $0.01 per share, of On2 Technologies, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:
       --------------------


Signature:
          -------------------


Signature Guaranteed:
                     -----------------------

                                     NOTICE

The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:      On2 Technologies, Inc.
         145 Hudson Street
         New York, NY  10013


                              ELECTION TO EXERCISE

The undersigned hereby exercises its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith [in the amount of $_________] in accordance with the terms thereof, certifies that it owns this Warrant free and clear of any and all claims, liens and/or encumbrances and requests that certificates for such securities be issued in the name of, and delivered to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:
       --------------------
Name:
      ---------------------------
              (Print)

Address:
        ------------------------------------------------------------------------


Name:
     ----------------------------------
         (Signature)







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